801 E. 86th Avenue Merrillville, IN 46410

FOR IMMEDIATE RELEASE
April 29, 2005

FOR ADDITIONAL INFORMATION

Media	Investors
Kris Falzone	Dennis Senchak
Vice President, Corporate Communications	Vice President, Investor Relations
(219) 647-5581	(219) 647-6085
klfalzone@nisource.com	senchak@nisource.com

Carol Churchill	Randy Hulen
Director, Corporate Communications	Director, Investor Relations
(888) 696-0481	(219) 647-5688
cchurchill@nisource.com	rghulen@nisource.com

Rae Kozlowski
Manager, Investor Relations
(219) 647-6083
ekozlowski@nisource.com

NiSource reports first-quarter earnings
Company progresses on business plan

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) today reported income from continuing operations for the three months ended March 31, 2005, of $208.7 million, or 77 cents per share (all per-share amounts are basic), compared with income from continuing operations of $216.6 million, or 83 cents per share, for the first quarter of 2004.

The quarterly difference was primarily due to a decline in revenue resulting from NiSource pipelines renegotiating long-term contracts with their largest customers, and lower gas distribution customer usage and warmer weather than the year-ago period. Partially offsetting these declines were increased revenues from regulatory initiatives and remarketing efforts within gas transmission and storage operations. The pipeline renegotiation process is now complete and the new contracts span an average of seven years with staggered expiration dates.

Two cents of the decline in earnings per share from continuing operations was the result of an increase of 8.0 million shares in the average number of shares outstanding at March 31, 2005, compared to the year earlier, due primarily to the NiSource Stock Appreciation Income Linked Securities (SAILSsm) conversion in November 2004.

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NiSource Reports First-Quarter Earnings

Net income was $206.3 million, or 76 cents per share, for the first quarter of 2005. This compares to net income of $213.5 million, or 81 cents per share, for the year-ago period.

“We have clearly made significant progress on our key initiatives for 2005 and on building a platform for long-term, sustainable growth in 2006 and beyond,” said Gary L. Neale, NiSource chairman and chief executive officer. “We’ve stated previously that 2005 would be a base year, from which we will continue expanding the foundation to generate future growth and development, and our financial results for the first quarter are important steps in achieving NiSource’s business plan for 2005.”

Transformation continues

Neale announced that NiSource has selected IBM as the business process service provider with whom NiSource will move forward into a period of exclusive negotiation toward a contract to outsource up to $2 billion of business support activities over 10 years. Teams of employees from the areas under consideration for transformation have been working for three months through a disciplined process with Accenture and IBM – the two service providers that responded to an extensive request for proposals (RFP) from NiSource – to identify potential solutions and savings.

“Both Accenture and IBM have put forth outstanding efforts in responding to our RFP and developing proposals that could meet NiSource’s business needs as well as our expectations for safety, reliability and delivering quality customer service. Both providers offered credible and workable solutions for our business,” Neale said. “Based on our exploration and work with the providers to date, we anticipate the company will outsource a portion of our business support activities.”

Neale noted that NiSource has not yet finalized which activities and processes will be outsourced or to what extent. Beginning immediately, a team from NiSource and IBM will continue to define the future relationship between the two companies. NiSource expects to make final decisions and conclude contract negotiations in June.

First-quarter results and key accomplishments demonstrate progress on business plan

Operating income was $437.7 million for the first quarter of 2005, compared with $442.8 million for the same period in 2004. Significant items that affected the respective quarters were as follows:

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NiSource Reports First-Quarter Earnings

	1st quarter 2005	1st quarter 2004
	(In millions)	(In millions)
Net Revenues:
Weather - (compared to normal)	$8.7	$10.5
Gas costs and other changes	(1.3)	(3.7)

Total Impact - Net Revenues	$7.4	$6.8
Operating Expenses Operation and Maintenance Expenses:
Legal, accrual, and other changes	2.1	(0.6)

Total Impact - Operation and Maintenance Expenses	$2.1	$(0.6)
Gain/Loss on Sale of Assets	$0.5	$(0.7)

Total Impact - Operating Expenses	$2.6	$(1.3)

Total Impact - Operating Income	$10.0	$5.5

Excluding the operation and maintenance expenses described above and the impact of regulatory trackers that allow for the recovery in rates of certain costs by several NiSource utility subsidiaries, operation and maintenance expenses were essentially flat when comparing the two periods. Interest expense also was relatively unchanged for the two quarters.

Neale and NiSource President Robert C. Skaggs, Jr., noted that accomplishments since the beginning of 2005 include the following:

•	Northern Indiana Public Service Company (NIPSCO), NiSource’s gas and electric subsidiary, and the Indiana Office of Utility Consumer Counselor signed a Memorandum of Understanding (MOU) that would allow NIPSCO to recover purchased power costs if certain conditions are met while at the same time securing safe, reliable and intermediate dispatchable supplies of power for its electric customers. The MOU also outlined a settlement agreement subject to an independent, third-party review.

•	NIPSCO selected EnergyUSA®-TPC from bidders responding to a Request for Proposals issued in October 2004 to provide 230 megawatts of dispatchable power, utilizing the generation facilities of Whiting Clean Energy, pending regulatory approval. EnergyUSA-TPC and Whiting Clean Energy also are subsidiaries of NiSource.

•	Whiting Clean Energy completed renegotiation of the terms of its agreement with BP’s oil refinery in Whiting, Ind. Under the revised agreement, Whiting Clean Energy will continue to meet BP’s need for steam, while reducing the power plant’s required run time.

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NiSource Reports First-Quarter Earnings

•	Bay State Gas Company filed a $22.2 million, or 4.7 percent, base rate case in Massachusetts that, if approved, would go into effect Dec. 1, 2005. The rate case includes requests for a performance-based rate plan and cost recovery for a steel infrastructure replacement program.

•	Columbia Gas of Kentucky received regulatory approval to renew its Customer Choice Program. The program, which began in 2000 as a pilot and was scheduled to end March 31, 2005, will now continue as a new pilot through March 31, 2009.

•	Christopher Helms was named Pipeline Group President, a new NiSource officer position. He will be responsible for executing an aggressive growth strategy for NiSource’s interstate natural gas pipeline and storage companies, while ensuring the continued operation of a reliable and safe system.

•	Hardy Storage Company, LLC, filed its formal project application with the Federal Energy Regulatory Commission (FERC) to help meet increased market demand for natural gas in the eastern United States. Hardy Storage proposes to develop a natural gas storage field from a depleted natural gas production field in Hardy and Hampshire Counties, W. Va. Joint developers of the project are NiSource subsidiary Columbia Gas Transmission Corp. and a subsidiary of Piedmont Natural Gas.

•	NiSource entered into a $1.25 billion revolving credit agreement to fund future working capital requirements and other corporate needs. The new five-year agreement replaces existing agreements and is expected to reduce interest expense by approximately $900,000 for the remainder of 2005 and by about $1.2 million annually thereafter.

NiSource also continued to make strides in strengthening its balance sheet and reducing debt. The company’s debt ratio has improved to 55 percent, compared to 60 percent at year-end 2003. The company’s short-term cash investment position at the end of the first quarter of 2005 was $553 million. In addition, there were no borrowings under the company’s $1.25 billion line of credit.

Neale and Skaggs added that they were pleased with these first-quarter accomplishments and results, and that the first quarter delivered significant progress toward NiSource’s business plan for 2005 and 2006.

NiSource will host an analyst conference call at 8:30 a.m. EDT on Friday, April 29, 2005, to further discuss the company’s first-quarter 2005 results. All interested parties may hear the conference call live on April 29 by logging on to the NiSource Web site at www.nisource.com.

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NiSource Reports First-Quarter Earnings

First Quarter 2005 Operating Income

NiSource’s consolidated first quarter 2005 operating income was $437.7 million compared with $442.8 million for the same period in 2004. Operating income for NiSource’s business segments for the quarter ended March 31, 2005, is discussed below.

Gas Distribution operations reported operating income of $274.9 million, a decrease of $10.1 million versus the first quarter of 2004. The decrease in operating income was primarily due to lower customer usage and warmer weather compared to the prior period.

Comparability of Gas Distribution line item operating results is impacted by regulatory trackers that allow for the recovery in rates of certain costs such as bad debt expenses. These trackers increase both operating expenses and net revenues and have essentially no impact on total operating income results. Approximately $20 million of the increase in operation and maintenance expenses and other taxes was offset by the effect of these regulatory trackers with a corresponding increase to net revenues reflecting recovery of certain costs. Additionally, the expiration of the 1999 stipulation for Columbia Gas of Ohio resulted in the recognition of additional revenue partially offset by an increase in depreciation expense.

Gas Transmission and Storage operations reported operating income of $109.5 million, a decrease of $1.9 million versus the first quarter of 2004. Net revenues decreased $8.7 million, reflecting the impact of the restructuring of firm transportation and storage contracts that expired October 31, 2004, net of remarketing activities. Operating expenses decreased $6.8 million largely due to lower employee and administrative expenses.

Electric operations reported operating income of $65.4 million, an increase of $6.6 million from the comparable period last year primarily from higher net revenues from the environmental cost recovery tracker and increased industrial revenues.

The Other segment reported an operating loss of $5.2 million in 2005, versus an operating loss of $18.0 million in the first quarter of 2004, due to decreased losses associated with Whiting Clean Energy, a reversal of an accrued legal reserve in the current quarter, and lower operation and maintenance expenses. Additionally, a gain on sale of miscellaneous net assets of $0.5 million was recorded during the first quarter of 2005. The comparable period in 2004 had a loss recorded on sale of an investment of $0.7 million.

Corporate reported an operating loss of $6.9 million compared to operating income of $5.6 million during the first quarter of 2004. The first quarter of 2004 was favorably impacted by an $8.7 million reduction in accrued liabilities primarily related to a legal settlement.

Other Items

Interest expense was relatively flat as compared to the same quarter last year. Other, net was a loss of $0.5 million for the current quarter compared to $2.8 million of income for the comparable 2004 period due to costs associated with the sales of more accounts receivables compared to the previous period. Income taxes for the first quarter of 2005 were $123.4 million, a $2.3 million decrease from 2004 mainly resulting from lower pre-tax income.

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NiSource Reports First-Quarter Earnings

Basic average shares of common stock outstanding at March 31, 2005 were 270.3 million compared to 262.3 million at March 31, 2004. The increase was primarily due to the issuance during the fourth quarter of 2004 of 6.8 million shares of common stock upon the settlement of the forward stock purchase contracts comprising a component of NiSource’s Stock Appreciation Income Linked Securities (SAILSsm). The increase in average shares outstanding caused a $0.02 dilution of earnings-per-share during the first quarter of 2005 and will continue to impact future periods.

About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this presentation are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; the scope, timing and effectiveness of any outsourcing initiative; actual operating experience of NiSource assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk.

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NiSource Inc.
Income Statement Data

Three Months Ended March 31, (in millions, except per share amounts)	2005	2004

Net Revenues
Gas distribution	$1,826.8	$1,658.4
Gas transportation and storage	328.9	345.3
Electric	282.3	263.5
Other	243.5	205.1

Gross Revenues	2,681.5	2,472.3
Cost of sales	1,668.5	1,481.0

Total Net Revenues	1,013.0	991.3

Operating Expenses
Operation and maintenance	337.6	322.4
Depreciation and amortization	135.1	125.4
Loss(Gain) on sale of assets	(0.5)	0.7
Other taxes	103.1	100.0

Total Operating Expenses	575.3	548.5

Operating Income	437.7	442.8

Other Income (Deductions)
Interest expense, net	(104.0)	(102.2)
Preferred stock dividends of subsidiaries	(1.1)	(1.1)
Other, net	(0.5)	2.8

Total Other Income (Deductions)	(105.6)	(100.5)

Income From Continuing Operations Before Income Taxes	332.1	342.3
Income Taxes	123.4	125.7

Income from Continuing Operations	208.7	216.6

Loss from Discontinued Operations - net of taxes	(2.2)	(3.1)
Loss on Disposition of Discontinued Operations - net of taxes	(0.2)	—

Net Income	$206.3	$213.5

Basic Earnings Per Share ($)
Continuing operations	0.77	0.83
Discontinued operations	(0.01)	(0.02)

Basic Earnings Per Share	0.76	0.81

Diluted Earnings Per Share ($)
Continuing operations	0.77	0.82
Discontinued operations	(0.01)	(0.01)

Diluted Earnings Per Share	0.76	0.81

Dividends Declared Per Common Share	0.23	0.23

Basic Average Common Shares Outstanding (millions)	270.3	262.3
Diluted Average Common Shares (millions)	272.1	264.3

NiSource Inc.
Summary of Financial and Operating Data

	Three Months
Gas Distribution Operations	Ended March 31,
(in millions)	2005	2004

Net Revenues
Sales Revenues	$1,839.0	$1,679.5
Less: Cost of gas sold	1,417.7	1,280.8

Net Sales Revenues	421.3	398.7
Transportation Revenues	176.8	181.8

Net Revenues	598.1	580.5

Operating Expenses
Operation and maintenance	198.7	183.3
Depreciation and amortization	55.8	47.7
Other taxes	68.7	64.5

Total Operating Expenses	323.2	295.5

Operating Income	$274.9	$285.0

Revenues ($ in Millions)
Residential	1,261.7	1,115.1
Commercial	431.3	395.9
Industrial	74.6	80.7
Transportation	176.8	181.8
Off system sales	51.2	40.8
Other	20.2	47.0

Total	2,015.8	1,861.3

Sales and Transportation (MMDth)
Residential sales	109.1	109.8
Commercial sales	39.5	41.4
Industrial sales	7.8	8.1
Transportation	174.7	187.2
Off system sales	7.2	7.0
Other	0.2	0.3

Total	338.5	353.8

Heating Degree Days	2,673	2,724
Normal Heating Degree Days	2,627	2,655
% Colder than Normal	2%	3%

Customers
Residential	2,382,114	2,313,364
Commercial	215,719	215,178
Industrial	5,740	5,991
Transportation	749,831	784,219
Other	61	61

Total	3,353,465	3,318,813

NiSource Inc.
Summary of Financial and Operating Data (continued)

	Three Months
Transmission and Storage Operations	Ended March 31,
(in millions)	2005	2004

Operating Revenues
Transportation revenues	$178.4	$188.3
Storage revenues	45.2	45.2
Other revenues	6.1	3.3

Total Operating Revenues	229.7	236.8
Less: Cost of gas sold	5.5	3.9

Net Revenues	224.2	232.9

Operating Expenses
Operation and maintenance	71.4	78.3
Depreciation and amortization	28.1	28.3
Other taxes	15.2	14.9

Total Operating Expenses	114.7	121.5

Operating Income	$109.5	$111.4

Throughput (MMDth)
Columbia Transmission
Market Area	395.6	406.9
Columbia Gulf
Mainline	138.7	160.0
Short-haul	18.2	27.0
Columbia Pipeline Deep Water	3.5	4.4
Crossroads Gas Pipeline	12.0	10.7
Granite State Pipeline	13.9	13.9
Intrasegment eliminations	(138.6)	(154.2)

Total	443.3	468.7

NiSource Inc.
Summary of Financial and Operating Data (continued)

	Three Months
Electric Operations	Ended March 31,
(in millions)	2005	2004

Net Revenues
Sales revenues	$282.4	$260.9
Less: Cost of sales	95.7	81.4

Net Revenues	186.7	179.5

Operating Expenses
Operation and maintenance	61.1	60.3
Depreciation and amortization	45.5	44.1
Other taxes	14.7	16.3

Total Operating Expenses	121.3	120.7

Operating Income	$65.4	$58.8

Revenues ($ in millions)
Residential	73.4	71.2
Commercial	73.2	70.4
Industrial	112.4	101.3
Wholesale	7.5	11.4
Other	15.9	6.6

Total	282.4	260.9

Sales (Gigawatt Hours)
Residential	767.0	754.5
Commercial	894.2	860.2
Industrial	2,328.3	2,338.1
Wholesale	161.2	269.9
Other	32.6	32.4

Total	4,183.3	4,255.1

Electric Customers
Residential	392,527	388,520
Commercial	50,485	49,394
Industrial	2,531	2,531
Wholesale	28	24
Other	766	787

Total	446,337	441,256

NiSource Inc.
Summary of Financial and Operating Data (continued)

	Three Months
Other (includes assets held for sale)	Ended March 31,
(in millions)	2005	2004

Net Revenues
Products and services revenue	$229.5	$188.0
Less: Cost of products purchased	224.1	188.5

Net Revenues	5.4	(0.5)

Operating Expenses
Operation and maintenance	6.4	12.1
Depreciation and amortization	2.9	3.0
Loss(Gain) on sale of assets	(0.5)	0.7
Other taxes	1.8	1.7

Total Operating Expenses	10.6	17.5

Operating Loss	$(5.2)	$(18.0)

	Three Months
Corporate	Ended March 31,
(in millions)	2005	2004

Operating Income	$6.9)	$5.6

NiSource Inc.
Summary of Financial and Operating Data (continued)

Other Information	March 31,	December 31,
(in millions, except share amounts)	2005	2004

Total Common Stock Equity	$4,943.0	$4,787.1

Shares Outstanding (thousands)	271,665	270,625

Book Value of Common Shares	$18.20	$17.69

NiSource Inc.
Summary of Financial and Operating Data (continued)

	March 31,	December 31,
(in millions, except share amounts)	2005	2004

	(unaudited)
ASSETS
Property, Plant and Equipment
Utility Plant	$16,270.9	$16,194.1
Accumulated depreciation and amortization	(7,340.9)	(7,247.7)

Net utility plant	8,930.0	8,946.4

Other property, at cost, less accumulated depreciation	427.5	427.5

Net Property, Plant and Equipment	9,357.5	9,373.9

Investments and Other Assets
Assets of discontinued operations and assets held for sale	40.8	38.6
Unconsolidated affiliates	97.8	104.8
Other investments	82.8	72.4

Total Investments	221.4	215.8

Current Assets
Cash and cash equivalents	588.0	29.5
Restricted cash	30.1	56.3
Accounts receivable (less reserve of $71.4 and $44.7, respectively)	610.0	536.4
Unbilled revenue (less reserve of $7.1 and $10.9, respectively)	282.8	352.7
Gas inventory	70.1	452.9
Underrecovered gas and fuel costs	183.5	293.8
Materials and supplies, at average cost	72.5	70.6
Electric production fuel, at average cost	31.2	29.2
Price risk management assets	125.2	61.1
Exchange gas receivable	182.4	169.6
Regulatory Assets	143.8	136.2
Prepayments and other	84.7	96.1

Total Current Assets	2,404.3	2,284.4

Other Assets
Price risk management assets	149.3	148.3
Regulatory assets	582.2	568.4
Goodwill	3,687.2	3,687.2
Intangible assets	516.2	520.3
Deferred charges and other	185.6	189.5

Total Other Assets	5,120.5	5,113.7

Total Assets	$17,103.7	$16,987.8

NiSource Inc.
Summary of Financial and Operating Data (continued)

	March 31,	December 31,
(in millions, except share amounts)	2005	2004
	(unaudited)
CAPITALIZATION AND LIABILITIES
Capitalization
Common stock equity
Common stock - $0.01 par value - 400,000,000 shares authorized, 271,665,136 and 270,625,370 shares issued and outstanding, respectively	$2.7	$2.7
Additional paid-in-capital	3,943.9	3,924.0
Retained earnings	1,006.8	925.4
Accumulated other comprehensive loss and other common stock equity	(10.4)	(65.0)

Total common stock equity	4,943.0	4,787.1
Preferred stocks—Series without mandatory redemption provisions	81.1	81.1
Long-term debt, excluding amounts due within one year	4,809.7	4,835.9

Total Capitalization	9,833.8	9,704.1

Current Liabilities
Current portion of long-term debt	1,299.6	1,299.9
Short-term borrowings	—	307.6
Accounts payable	502.3	648.4
Dividends declared on common and preferred stocks	63.6	1.1
Customer deposits	95.3	92.2
Taxes accrued	376.8	160.9
Interest accrued	146.7	84.1
Overrecovered gas and fuel costs	44.5	15.5
Price risk management liabilities	28.4	46.9
Exchange gas payable	237.0	325.1
Current deferred revenue	26.8	31.5
Regulatory liabilities	40.5	30.2
Accrued liability for postretirement and pension benefits	86.7	85.5
Other accruals	597.1	478.2

Total Current Liabilities	3,545.3	3,607.1

Other Liabilities and Deferred Credits
Price risk management liabilities	8.6	5.5
Deferred income taxes	1,695.7	1,665.9
Deferred investment tax credits	76.2	78.4
Deferred credits	63.3	74.0
Noncurrent deferred revenue	83.0	86.9
Accrued liability for postretirement and pension benefits	420.3	413.0
Preferred stock liabilities with mandatory redemption provisions	0.6	0.6
Regulatory liabilities and other removal costs	1,189.0	1,168.6
Other noncurrent liabilities	187.9	183.7

Total Other	3,724.6	3,676.6

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$17,103.7	$16,987.8

NiSource Inc.
Summary of Financial and Operating Data (continued)

Three Months Ended March 31, (in millions)	2005	2004

Operating Activities
Net income	$206.3	$213.5
Adjustments to reconcile net income to net cash from continuing operations:
Depreciation and amortization	135.1	125.4
Net changes in price risk management activities	(31.2)	(6.4)
Deferred income taxes and investment tax credits	(29.8)	(13.4)
Deferred revenue	(8.6)	(8.5)
Amortization of unearned compensation	1.5	2.0
Loss (Gain) on sale of assets	(0.5)	0.7
Gain from unconsolidated affiliates	(2.0)	(1.1)
Loss from sale of discontinued operations	0.2	—
Loss from discontinued operations	2.2	3.1
Amortization of discount/premium on debt	4.8	5.0
Other	0.2	(0.7)
Changes in assets and liabilities, net of effect from acquisitions of businesses:
Restricted cash	26.2	7.8
Accounts receivable and unbilled revenue	0.1	(177.8)
Inventories	615.5	498.6
Accounts payable	(141.4)	(67.4)
Customer deposits	3.1	2.8
Taxes accrued	218.0	177.2
Interest accrued	61.7	56.0
(Under) Overrecovered gas and fuel costs	139.4	61.1
Exchange gas receivable/payable	(80.7)	(5.6)
Other accruals	(102.9)	(125.2)
Prepayment and other current assets	11.4	3.6
Regulatory assets/liabilities	(4.1)	(6.2)
Postretirement and postemployment benefits	8.9	12.0
Deferred credits	(10.7)	(14.8)
Deferred charges and other noncurrent assets	1.4	3.0
Other noncurrent liabilities	(2.6)	27.8

Net Cash Flows from Continuing Operations	1,021.5	772.5
Net Cash Flows from Discontinued Operations	0.1	(0.1)

Net Cash Flows from Operating Activities	1,021.6	772.4

Investing Activities
Capital expenditures	(104.1)	(110.3)
Proceeds from disposition of assets	5.8	—
Other investing activities	(11.9)	(3.2)

Net Cash Flows from Investing Activities	(110.2)	(113.5)

Financing Activities
Retirement of long-term debt	(0.3)	(121.2)
Change in short-term debt	(307.6)	(462.9)
Issuance of common stock and capital contributed	18.7	7.3
Acquisition of treasury stock	(1.4)	(3.7)
Dividends paid - common shares	(62.3)	(61.2)

Net Cash Flows from Financing Activities	(352.9)	(641.7)

Increase (decrease) in cash and cash equivalents	558.5	17.2
Cash and cash equivalents at beginning of year	29.5	27.3

Cash and cash equivalents at end of period	$588.0	$44.5

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	36.4	42.5
Interest capitalized	(0.2)	0.7
Cash paid (refund) for income taxes	(25.3)	3.3

NiSource Inc.
Summary of Financial and Operating Data (continued)
Significant Items That Impacted Operating Income

2005 (in millions)
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Net Revenues:
Weather (compared to normal)	$8.6	$—	$0.1	$—	$—	$8.7
Gas costs and other changes	—	—	(1.3)	—	—	(1.3)

Total Impact - Net Revenues	8.6	—	(1.2)	—	—	7.4

Operating Expenses
Operation and Maintenance Expenses:
Reserve changes	—	—	—	2.1	—	2.1

Total Impact - O & M Expenses	—	—	—	2.1	—	2.1

Gain on Sale of Assets	—	—	—	0.5	—	0.5

Total Impact - Operating Expenses	—	—	—	2.6	—	2.6

Total Impact - Operating Income	$8.6	$—	$(1.2)	$2.6	$—	$10.0

2004 (in millions)
	Gas	Transmission
	Distribution	and Storage	Electric	Other	Corporate	Total

Net Revenues:
Weather (compared to normal)	$10.3	$—	$0.2	$—	$—	$10.5
Gas costs and other changes	(1.5)	(2.2)	—	—	—	(3.7)

Total Impact - Net Revenues	8.8	(2.2)	0.2	—	—	6.8

Operating Expenses
Operation and Maintenance Expenses:
Legal and reserve changes	(4.7)	—	(3.3)	(1.3)	8.7	(0.6)

Total Impact - O & M Expenses	(4.7)	—	(3.3)	(1.3)	8.7	(0.6)

Loss on Sale of Assets	—	—	—	(0.7)	—	(0.7)

Total Impact - Operating Expenses	(4.7)	—	(3.3)	(2.0)	8.7	(1.3)

Total Impact - Operating Income	$4.1	$(2.2)	$(3.1)	$(2.0)	$8.7	$5.5